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                                                                    EXHIBIT 10.2




                                          October 19, 1998





Mr. Daniel J. Marquitz
Senior Vice President
American Commercial Barge Line LLC
1701 E. Market Street
Jeffersonville, IN 47130


Dear Dan:

      This letter sets forth the mutual understandings and agreements between you and American Commercial Lines LLC ("ACL") on the terms and conditions upon which you will continue your employment with the company through December 31, 2000. These terms are as follows:

1. Your annual base salary will be $220,000 beginning October 1, 1998.

2. You will have the opportunity to receive a performance based bonus for calendar year 1998 under ACL bonus plan terms to be negotiated for all ACL employees with the Board of Managers of American Commercial Lines Holdings LLC, the ACL parent company.

3. For calendar years 1999 and 2000, your performance based bonus opportunity will be 0% to 100% of your annual base salary under the terms of the ACL bonus plan to become effective for such years, with a plan based target of 65% of base salary.

4. You will receive a fixed annual bonus of $300,000 for each of calendar years 1999 and 2000, payable in January 2000 and 2001, respectively.

5. You commit to continue your employment with the ACL in your current duties through December 31, 2000 which will be the effective date for your retirement from ACL unless otherwise mutually agreed pursuant to a modification or extension of this letter. You commit to identify, assist in hiring if deemed appropriate, and cultivate a qualified person as your replacement.

6. Except as modified by the terms of this letter agreement, the provisions of the ACL Severance Pay Plan will continue to apply to you through December 31, 2000. [1] You waive any claim of or relating to a "Termination with Good Reason" under Section (m)(i) of the ACL Severance Pay Plan for any period of your employment. [2] You waive any other claim of or relating to a "Termination with Good Reason" under any of Sections (m) (ii) or (iii) of the ACL Severance